EXHIBIT 99.1

Circle Star Energy Announces Land Acquisition Contract
and Entry into Kansas Based Oil Exploration

--Company Aims to Benefit from Emerging Oil-Rich ‘Mississippi Lime’ Play

FORT WORTH, TX – (MARKETWIRE – March 8, 2012) – Circle Star Energy Corp. (OTCBB: CRCL) (the “Company”), a performance-driven company with interests in a number of high-impact, large scale oil and gas plays in the mid-continent region, is pleased to announce entry into an agreement to acquire certain lands prospective for oil exploration in Southern Kansas.

The transaction is structured to deliver effective Net Revenue Interests (“NRI”) of approximately 93% to the Company and encompasses approximately 7,600 acres located in southern Kansas. The area offers significant drilling potential in the oil-rich Mississippian Limestone formation as well as a number of other related drill targets both above and below this exciting play.

Circle Star’s announcement is most notable in that this is an acquisition of land rights as opposed to a common oil & gas lease arrangement. This differentiates the Company’s acquisition from many of its contemporaries who typically enter into limited term leasehold agreements.

Company CEO Jeff Johnson comments, “We are very pleased to have been able to get this acreage position under contract given the highly competitive nature of the oil sector. It is truly an extraordinary opportunity for the Circle Star shareholders. With modern exploration, drilling and completion techniques, Circle Star will be able to participate in a major industry renewal in the area.”

Mr. Johnson continues, “Although we are pursuing pure lease acreage positions throughout Kansas, a unique factor of this transaction is that upon closing, Circle Star will actually own the land and water rights in addition to owning a substantial portion of the minerals. As such, there will be no fixed time limits on our drilling and development program. The ownership position also provides Circle Star the ability to look at alternative sources of revenue including farm-outs for other forms of energy development such as solar and/or wind.”

The agreement contains customary representation and warranties, covenants and indemnification provisions and conditions.  The transaction is anticipated to close by the end of April, 2012. Further details regarding the Company, its appointments, finances and agreements are filed as part of the Company’s continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934, as amended, filed with the Securities and Exchange Commission’s EDGAR database. For more information visit: www.circlestarenergy.com.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements" as that term is defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs, results and potential diversification of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new business opportunities and development stage companies, the possibility that the acquisition will not close and the possibility that alternative sources of revenue will not materialize. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information please contact:
Circle Star Energy Corp.
7065 Confederate Park Road, Suite 102
Fort Worth, Texas 76108
Phone: +1 (817) 744-8502
Email: info@circlestarenergy.com
Web: www.circlestarenergy.com

Source: Circle Star Energy Corp.